UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2015

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue

Bryn Mawr, PA 19010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael W. Harrington as Chief Financial Officer

On September 9, 2015, Bryn Mawr Bank Corporation (the “Corporation”) issued a press release announcing the appointment, effective October 5, 2015, of Michael W. Harrington as Chief Financial Officer (“CFO”) and Treasurer of the Corporation and Executive Vice President, CFO and Treasurer of its wholly owned subsidiary, The Bryn Mawr Trust Company (the “Bank” and together with the Corporation, “Bryn Mawr Trust”). Concurrently with the effectiveness of Mr. Harrington’s appointment as CFO, David M. Takats, interim CFO and Treasurer of the Corporation and the Bank, will return to his previous role as Senior Vice President of the Bank.

Mr. Harrington, 52, joins Bryn Mawr Trust from Susquehanna Bancshares, Inc., a mid-atlantic regional bank, where he served as Chief Financial Officer of the holding company from January 2014 through September 2015, Chief Financial Officer and Treasurer of the bank from January 2013 through September 2015, and Executive Vice President and Treasurer of the holding company from June 2012 through September 2015. Prior to Susquehanna, Mr. Harrington was at First Niagara Financial Group, a multi-state community-oriented bank, where he served as Treasurer and Chief Investment Officer from April 2011 through June 2012, and Chief Financial Officer from December 2006 through April 2011.

Mr. Harrington entered into an Employment Letter Agreement with the Corporation and the Bank (“Employment Agreement”) on September 8, 2015. Pursuant to the Employment Agreement, Mr. Harrington’s annual salary, as may be adjusted from time to time in the Bank’s discretion, will be $325,000. Mr. Harrington will receive a $25,000 cash signing bonus, and be eligible to earn annual bonuses as determined by the Boards of Directors of the Corporation (the “Board”) and the Bank. The Employment Agreement further provides that Mr. Harrington will be eligible to receive, at the discretion of the Board, equity compensation awards pursuant to the Corporation’s equity compensation plans including, but not limited to, a grant of 6,000 restricted stock units to be awarded in the fourth quarter of 2015. Mr. Harrington will also be entitled to participate in all of the Corporation’s and Bank’s employee benefit plans and arrangements that are generally available to executives and key management, and to receive reimbursement for reasonable expenses incurred in the performance of his duties. Pursuant to the Employment Agreement, Mr. Harrington’s employment is on an at-will basis. To the extent Mr. Harrington is terminated by the Corporation and the Bank without Cause, or Mr. Harrington voluntarily terminates his employment for Good Reason, he will be entitled to an amount equal to his then-annual salary subject to certain conditions, 100% of applicable COBRA premiums for a period of 12 months post-termination, and all Accrued Benefits (as defined in the Employment Agreement). The Employment Agreement contains certain restrictive covenants including non-solicitation of employees and clients, non-competition, and confidentiality covenants. Mr. Harrington will also be reimbursed for up to $7,500 in attorneys’ fees incurred by him in connection with the review and negotiation of the Employment Agreement.

Mr. Harrington also entered into the Bank’s standard form of Executive Change-of-Control Severance Agreement (“Severance Agreement”), dated September 8, 2015. The Severance Agreement provides for Mr. Harrington to receive certain severance payments and benefits if he is subject to a Termination upon Change of Control, as described below and more fully defined in the Severance Agreement. Pursuant to the Severance Agreement, a Termination upon Change of Control will occur in the event that Mr. Harrington is subject to, within two (2) years after a Change of Control, a Separation from Service that is either (i) initiated by the Bank for any reason other than Mr. Harrington’s continuous illness, injury or incapacity for a period of six consecutive months or for “cause,” as defined therein, or (ii) initiated by Mr. Harrington following (a) a significant reduction of his authority, duties or responsibilities; (b) any removal from his position as an officer of the Corporation, the Bank or its subsidiaries; (c) any reduction in his Base Salary, as defined; (d) any revocation or modification of the AIP (annual incentive plan as more fully described in the Severance Agreement) or Stock Plan, as defined therein, or any action taken pursuant to the terms of either plan, which, subject to certain limitations, materially (x) reduces Mr. Harrington’s compensation thereunder, or (y) increases the compensation payable to other participants but not to Mr. Harrington; (e) a transfer of Mr. Harrington to a location outside of Bryn Mawr, PA, the general area of Mr. Harrington’s principal place of business, or reasonable commuting distance; (f) any substantial increase in Mr. Harrington’s business travel requirements; or (g) the failure of the Bank to require any successor of the Bank or the Corporation to become jointly and severally obligated with the Bank to perform the Severance Agreement.

In the event of such a Termination upon Change of Control, the Bank or any successor thereto, will be obligated to pay to Mr. Harrington (i) cash equal to three (3) times Mr. Harrington’s Base Salary in effect either immediately prior to the Separation from Service or immediately prior to the Change of Control, whichever is higher; (ii) in relation to Mr. Harrington’s outstanding and unexercised stock options, whether vested or unvested, any excess amount of the aggregate fair market value of the Corporation’s shares underlying such stock options over the aggregate exercise price of such stock options; (iii) the cash value of any unused vacation pay; and (iv) all awards and payments earned by Mr. Harrington under any annual incentive plan, both in respect of complete plan periods any incomplete fiscal year periods, prior to the Termination Date, as defined therein. For a period of thirty-six months after the Termination Date, the Bank must also provide medical, dental, life and disability insurance benefits, and payment for reasonable career counseling services. Mr. Harrington is not required to mitigate the amount of any payment or benefit provided for in the Severance Agreement by seeking other employment or otherwise.

To the extent that the payments made pursuant to the Severance Agreement, when aggregated with all other payments made to Mr. Harrington by the Bank or the Corporation, will be deemed an “excess parachute payment” in accordance with Section 280G of the Internal Revenue Code of 1986, as amended, and be subject to the excise tax provided under Section 4999 thereof, all sums payable under the Severance Agreement will be reduced in such manner and to such extent so that no “excess parachute payment” shall be made. In the event that a reduction of payment is necessary, Mr. Harrington in his sole discretion shall determine which and how much of the payments to be made under the Severance Agreement shall be eliminated or reduced. Any payments made under the Severance Agreement will be made instead of, and not in addition to, severance payments to which Mr. Harrington would be entitled to under the Employment Agreement.

The term of the Severance Agreement is initially three (3) years to be automatically extended for additional one-year periods unless at least one year’s written notice of termination is provided to Mr. Harrington by the Bank, provided that (i) after a Change of Control during the term of the Severance Agreement, the Severance Agreement is to remain in effect for a period of two (2) years and until all of the obligations of the parties thereunder are satisfied or have expired, and (ii) the Severance Agreement terminates automatically if, prior to the Change of Control, Mr. Harrington’s employment with the Bank or any of its subsidiaries terminates for any reason.

The foregoing summaries of the Employment Agreement and Severance Agreement are not complete and are qualified in their entirety by reference to the complete text of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 is the Press Release issued by the Corporation on July 17, 2015 announcing the appointment of Mr. Harrington.

The information contained in this Item 7.01 and the Exhibit incorporated by reference herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Employment Letter Agreement, dated September 8, 2015, by and among Bryn Mawr Bank Corporation, The Bryn Mawr Trust Company and Michael W. Harrington

10.2	Executive Change-of-Control Severance Agreement, dated as of September 8, 2015, by and between The Bryn Mawr Trust Company and Michael W. Harrington

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Francis J. Leto
Name:	Francis J. Leto
Title:	President and Chief Executive Officer

Date: September 9, 2015

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Letter Agreement, dated September 8, 2015, by and among Bryn Mawr Bank Corporation, The Bryn Mawr Trust Company and Michael W. Harrington

10.2	Executive Change-of-Control Severance Agreement, dated as of September 8, 2015, by and between The Bryn Mawr Trust Company and Michael W. Harrington

99.1	Press Release